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                                                              Exhibit 99.1

                                 CONSENT

  The undersigned hereby consents to act as a director of Periscope Sportswear, Inc. commencing immediately following the completion of its contemplated initial public offering and the exercise or lapse of the underwriters' over-allotment option with respect to such offering.

                                              /s/ Steven H. Adler
                                          ---------------------------------

                                                STEVEN H. ADLER

Dated: July 24, 1998